Exhibit 4.1

Execution Version

DELTA AIR LINES, INC.

AND

U.S. BANK NATIONAL ASSOCIATION,

Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of October 28, 2019

to

INDENTURE

Dated as of March 6, 2017

2.900% Notes due 2024

3.750% Notes due 2029

i

SECTION 7.02. Form of 2029 Notes	14

ARTICLE EIGHT AMENDMENTS, SUPPLEMENTS AND WAIVERS	15
SECTION 8.01. Amendments, Supplements and Waivers	15

ARTICLE NINE MISCELLANEOUS	15
SECTION 9.01. Ratification of Indenture	15
SECTION 9.02. Conflict with Base Indenture	15
SECTION 9.03. Trustee Not Responsible for Recitals	15
SECTION 9.04. Governing Law	15
SECTION 9.05. Separability	15
SECTION 9.06. Counterparts	15

Exhibit A    Form of 2024 Note

Exhibit B    Form of 2029 Note

ii

THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of October 28, 2019 (the “Fourth Supplemental Indenture”), between DELTA AIR LINES, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (hereinafter sometimes referred to as the “Trustee”).

RECITALS OF THE COMPANY:

WHEREAS, the Company executed and delivered the indenture, dated as of March 6, 2017 (the “Base Indenture” and as supplemented by this Fourth Supplemental Indenture, the “Indenture”), to the Trustee to provide for the issuance of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more fully registered series;

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Company desires to provide for the issuance of (i) $900,000,000 aggregate principal amount of a new series of its Securities to be known as its 2.900% Notes due 2024 (the “2024 Notes”) and (ii) $600,000,000 aggregate principal amount of a new series of its Securities to be known as its 3.750% Notes due 2029 (the “2029 Notes” and, together with the 2024 Notes, the “Notes”), and to establish the forms of the 2024 Notes and the 2029 Notes thereof as provided in Section 2.01 of the Base Indenture, and to set forth the terms thereof, as provided in Section 2.03 of the Base Indenture;

WHEREAS, the Board of Directors of the Company, pursuant to a resolution duly adopted on September 26, 2019, has duly authorized the issuance of up to $3,000,000,000 of the Company’s securities and the Finance Committee of the Board of Directors, pursuant to a resolution duly adopted on October 13, 2019 has duly authorized the issuance of up to $1,500,000,000 aggregate principal amount of the Notes, and has authorized the proper officers of the Company to execute any and all documents necessary or appropriate to effect such issuance;

WHEREAS, the Company has requested that the Trustee execute and deliver this Fourth Supplemental Indenture; and

WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done or performed;

NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

In consideration of the premises and the purchases of the Notes by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.    Certain Terms Defined. Unless the context otherwise requires:

(a)    each term defined in the Base Indenture and not otherwise defined herein has the meaning given in the Base Indenture when used in this Fourth Supplemental Indenture;

(b)    the singular includes the plural and vice versa;

(c)    headings are for convenience of reference only and do not affect interpretation;

(d)    a reference to a Section or Article is to a Section or Article of this Fourth Supplemental Indenture unless otherwise indicated; and

(e)    the following terms have the meanings given to them in this Section 1.01(e) and shall have the meaning set forth below for purposes of the Indenture with respect to the Notes herein provided for:

“2024 Redemption Date” has the meaning given in Section 6.01.

“2029 Redemption Date” has the meaning given in Section 6.01.

“Aircraft Assets” means aircraft, airframes, engines (including spare engines), propellers, parts and other operating assets and pre-delivery payments relating to any of the foregoing.

“Below Investment Grade Rating Event” means the rating on the applicable series of Notes is lowered by two of the Rating Agencies and, as a result, such Notes are rated below Investment Grade by such Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of such Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control or (2) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company and the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Business Day” means a day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York are authorized or obligated to close.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Change of Control” means the occurrence of any of the following:

(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than any such transaction where the holders of the Company’s Voting Stock immediately before that transaction own, directly or indirectly, not less than a majority of the Voting Stock of the transferee, or the parent thereof, immediately after such transaction and in substantially the same proportion as their ownership in the Company before the transaction;

(2)    the adoption of a plan relating to the liquidation or dissolution of the Company; and

(3)    consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or its Subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged, or changed measured by voting power rather than number of shares, other than any such transaction where:

(a)    the Company’s outstanding Voting Stock is reclassified, consolidated, exchanged, or changed for other Voting Stock of the Company or for Voting Stock of the surviving corporation; and

(b)    the holders of the Company’s Voting Stock immediately before that transaction own, directly or indirectly, not less than a majority of the Company’s Voting Stock or the Voting Stock of the surviving parent corporation immediately after such transaction and in substantially the same proportion as their ownership in the Company before the transaction.

“Change of Control Offer” has the meaning given in Section 6.03.

“Change of Control Payment Date” has the meaning given in Section 6.03.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed, in the case of the 2024 Notes and the 2029 Notes, calculated as if the maturity date of such Notes were the applicable Par Call Date (the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Tangible Assets” means, at any date of determination, the total assets of the Company and its Subsidiaries as of the end of a fiscal quarter reported on the most recently prepared consolidated balance sheet of the Company filed with the Commission, less all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets of the Company or any of its Subsidiaries or that otherwise would be considered intangible assets under GAAP, including, without limitation, franchises, patents and patent applications, trademarks, brand names, unamortized debt discount and goodwill.

“Covered Property” means any property, tangible or intangible, real or personal, or asset of the Company or any Subsidiary, other than any Aircraft Assets, Slots, Routes or Gate Interests.

“DTC” means The Depository Trust Company.

“Event of Default” has the meaning given in Section 5.01.

“FAA” means the Federal Aviation Administration.

“FAA Slots” means all “slots” as defined in 14 CFR § 93.213(a)(2), as that section may be amended or re-codified from time to time, or, in the case of slots at New York LaGuardia Airport, as defined in the Final Order, Operating Limitations at New York LaGuardia Airport, 71 Fed. Reg. 77,854 (December 27, 2006), as such order may be amended or re-codified from time to time, and in any subsequent order issued by the FAA related to New York LaGuardia Airport, as such order may be amended or re-codified from time to time, or, in the case of slots at John F. Kennedy International Airport, as defined in the Operating Limitations at John F. Kennedy International Airport, Order Limiting Scheduled Operations at John F. Kennedy International Airport, 73 Fed. Reg. 3510 (January 18, 2008), as such order may be amended or re-codified from time to time, and in any subsequent order issued by the FAA related to John F. Kennedy International Airport, as such order may be amended or re-codified from time to time, in each case of the Company and, if applicable, any Subsidiary, now held or hereafter acquired (other than “slots” which have been permanently allocated to another air carrier and in which the Company and, if applicable, any Subsidiary holds temporary use rights).

“Fitch” means Fitch, Inc., also known as Fitch Ratings, and its successors.

“Foreign Slot” means all of the rights and operational authority, now held or hereafter acquired, of the Company and, if applicable, a Subsidiary to conduct one landing or takeoff operation during a specific hour or other period on a specific day of the week at each non-U.S. airport served in conjunction with the Company’s or such Subsidiary’s operations over a Route, other than “slots” which have been permanently allocated to another air carrier and in which the Company or, if applicable, such Subsidiary holds temporary use rights.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Gate Interests” means all of the right, title, privilege, interest, and authority now or hereafter acquired or held by the Company or, if applicable, a Subsidiary in connection with the right to use or occupy holdroom and passenger boarding and deplaning space in any airport terminal at which the Company or any Subsidiary conducts scheduled operations.

“Indebtedness” means any person’s obligation for borrowed money, including without limitation all obligations evidenced by bonds, debentures, notes or similar instruments.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).

“Issue Date” means the date on which any Notes are first issued under the Base Indenture.

“Lien” means any lien (statutory or otherwise), security interest, mortgage, pledge, hypothecation, charge or similar encumbrance; provided, however, that in no event shall an operating lease, operating sublease or license be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Par Call Date” means, in the case of the 2024 Notes, September 28, 2024 (one month prior to the maturity date) and, in the case of the 2029 Notes, July 28, 2029 (three months prior to the maturity date).

“Payment Default” has the meaning given in Section 5.01.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Rating Agency” means (1) each of Fitch, Moody’s, and S&P, and (2) if any of Fitch, Moody’s, or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of its Board of Directors) as a replacement agency for Fitch, Moody’s, or S&P, or all of them, as the case may be.

“Reference Treasury Dealer” means each of Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, and Primary Treasury Dealers (as defined below) selected by each of SMBC Nikko Securities America, Inc. and U.S. Bancorp Investments, Inc., as applicable, or one of their respective affiliates; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company and the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Routes” means the routes for which the Company or, if applicable, a Subsidiary holds or hereafter acquires the requisite authority to operate foreign air transportation pursuant to Title 49 including, without limitation, applicable frequencies, exemption and certificate authorities, Fifth-Freedom Rights and “behind/beyond rights”, whether or not utilized by the Company or such Subsidiary.

“S&P” means S&P Global Ratings and its successors.

“Significant Subsidiary” means, at any date of determination, any of the Company’s Subsidiaries that, together with its Subsidiaries, (i) for the Company’s most recently completed four full fiscal quarters for which consolidated financial statements have been filed with the Commission, accounted for more than 10.0% of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of the Company’s most recent fiscal quarter for which consolidated financial statements have been filed with the Commission, was the owner of more than 10.0% of the consolidated assets of the Company and its Subsidiaries.

“Slot” means each FAA Slot and each Foreign Slot.

“Title 49” means Title 49 of the United States Code, which, among other things, re-codified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto or any subsequent legislation that amends, supplements or supersedes such provisions.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated yield (on a day count basis) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated by the Quotation Agent on the third Business Day preceding the redemption date.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such person.

SECTION 1.02.    Base Indenture. The changes, modifications and supplements to the Base Indenture effected by this Fourth Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the 2024 Notes and the 2029 Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE 2024 NOTES

SECTION 2.01.    Description and Principal Amount. There is hereby authorized and established a series of Securities under the Indenture, designated as the “2.900% Notes due 2024,” which is not limited in aggregate principal amount. The aggregate principal amount of 2024 Notes to be issued shall be as set forth in any Company Order for the authentication and delivery of the 2024 Notes, pursuant to Section 2.04 of the Base Indenture.

SECTION 2.02.    Maturity. The maturity date of principal of the 2024 Notes is October 28, 2024. If the maturity date is not a Business Day, the Company will make the required payment on the following Business Day with the same force and effect as if made on such maturity date and, unless the Company defaults on the payment, no interest will accrue for the period after such maturity date.

SECTION 2.03.    Additional Issues. The Company may from time to time, without notice to or the consent of the holders of the 2024 Notes, create and issue additional 2024 Notes. Any such additional 2024 Notes will rank equally in right of payment with the 2024 Notes and will have the same interest rate, maturity date and other terms as the 2024 Notes herein provided for, except for the issue date, the public offering price, the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of such additional 2024 Notes. Any such additional 2024 Notes, together with the 2024 Notes herein provided for, will constitute a single series of Securities under the Indenture. Any additional 2024 Notes may be issued by or pursuant to a supplement to the Indenture or Company Order.

SECTION 2.04.    Payment. Principal of, premium, if any, and interest on the 2024 Notes shall be payable in U.S. dollars.

SECTION 2.05.    Global Notes. Upon their original issuance, the 2024 Notes will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of DTC. The Company will issue the 2024 Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co.

SECTION 2.06.    Interest. The 2024 Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from their date of issuance at the rate of 2.900% per annum, payable semi-annually; interest payable on each interest payment date will include interest accrued from October 28, 2019, or from the most recent interest payment date to which interest has been paid or duly provided for; the interest payment dates on which such interest shall be payable are April 28 and October 28 of each year, commencing on April 28, 2020; and the record date for the interest payable on any interest payment date is the close of business on April 13 or October 13, as the case may be, next preceding the relevant interest payment date. If any interest payment date falls on a day that is not a Business Day, the Company will make the required payment on the following Business Day with the same force and effect as if made on such interest payment date and, unless the Company defaults on the payment, no interest will accrue for the period after such interest payment date.

SECTION 2.07.    Authorized Denominations. The 2024 Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.08.    Redemption. The 2024 Notes are subject to redemption at the option of the Company as described in Article Six hereof.

SECTION 2.09.    Appointment of Agents. The Trustee will initially be the Security registrar and Paying Agent for the 2024 Notes.

ARTICLE THREE

GENERAL TERMS AND CONDITIONS OF THE 2029 NOTES

SECTION 3.01.    Description and Principal Amount. There is hereby authorized and established a series of Securities under the Indenture, designated as the “3.750% Notes due 2029,” which is not limited in aggregate principal amount. The aggregate principal amount of 2029 Notes to be issued shall be as set forth in any Company Order for the authentication and delivery of the 2029 Notes, pursuant to Section 2.04 of the Base Indenture.

SECTION 3.02.    Maturity. The maturity date of principal of the 2029 Notes is October 28, 2029. If the maturity date is not a Business Day, the Company will make the required payment on the following Business Day with the same force and effect as if made on such maturity date and, unless the Company defaults on the payment, no interest will accrue for the period after such maturity date.

SECTION 3.03.    Additional Issues. The Company may from time to time, without notice to or the consent of the holders of the 2029 Notes, create and issue additional 2029 Notes. Any such additional 2029 Notes will rank equally in right of payment with the 2029 Notes and will have the same interest rate, maturity date and other terms as the 2029 Notes herein provided for, except for the issue date, the public offering price, the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of such additional 2029 Notes. Any such additional 2029 Notes, together with the 2029 Notes herein provided for, will constitute a single series of Securities under the Indenture. Any additional 2029 Notes may be issued by or pursuant to a supplement to the Indenture.

SECTION 3.04.    Payment. Principal of, premium, if any, and interest on the 2029 Notes shall be payable in U.S. dollars.

SECTION 3.05.    Global Notes. Upon their original issuance, the 2029 Notes will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of DTC. The Company will issue the 2029 Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co.

SECTION 3.06.    Interest. The 2029 Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from their date of issuance at the rate of 3.750% per annum, payable semi-annually; interest payable on each interest payment date will include interest accrued from October 28, 2019, or from the most recent interest payment date to which interest has been paid or duly provided for; the interest payment dates on which such interest shall be payable are April 28 and October 28 of each year, commencing on April 28, 2020; and the record date for the interest payable on any interest payment date is the close of business on April 13 or October 13, as the case may be, next preceding the relevant interest payment date. If any interest payment date falls on a day that is not a Business Day, the Company will make the required payment on the following Business Day with the same force and effect as if made on such interest payment date and, unless the Company defaults on the payment, no interest will accrue for the period after such interest payment date.

SECTION 3.07.    Authorized Denominations. The 2029 Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 3.08.    Redemption. The 2029 Notes are subject to redemption at the option of the Company as described in Article Six hereof.

SECTION 3.09.    Appointment of Agents. The Trustee will initially be the Security registrar and Paying Agent for the 2029 Notes.

ARTICLE FOUR

COVENANTS OF THE COMPANY

SECTION 4.01.    Limitations on Liens.

(a)    The Company will not, and will not permit any Significant Subsidiary to, at any time subject to any Lien any Covered Property to secure any Indebtedness or Capital Lease, unless the Notes are expressly secured equally and ratably with any such Indebtedness or Capital Lease so secured, including any guarantee thereof, so long as any such Indebtedness or Capital Lease shall be so secured, and the Company covenants that if and when any such Lien is created, the Notes will be so secured thereby; provided, that, the foregoing shall not apply to:

(1)    (A) Liens on Covered Property outstanding on the Issue Date securing Indebtedness or Capital Leases outstanding on the Issue Date (and as in effect on the Issue Date) and (B) Liens on Covered Property incurred after the Issue Date pursuant to the terms of any Indebtedness or Capital Leases outstanding on the Issue Date (and as in effect on the Issue Date);

(2)    any Lien on any Covered Property (A) existing at the time of acquisition of such Covered Property or the entity owning such Covered Property (including acquisition through merger or consolidation), or (B) given to secure the payment of all or any part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement of Covered Property or any real or personal property leased to the Company or any of its Subsidiaries or any Indebtedness or Capital Lease incurred prior thereto, at the time of, or within 180 days after, the completion of the acquisition, construction, repair, refurbishment, modification or improvement of the relevant Covered Property or any real or personal property leased to the Company or any of its Subsidiaries for the purpose of financing all or part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement;

(3)    Liens by a Subsidiary as security for Indebtedness or Capital Lease owed to the Company or any Subsidiary;

(4)    a banker’s lien or right of offset of the holder of such Indebtedness in favor of any lender of moneys or holder of commercial paper of the Company or any Subsidiary in the ordinary course of business on moneys of the Company or such Subsidiary deposited with such lender or holder in the ordinary course of business;

(5)    Liens in favor of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business and consistent with past practices;

(6)    any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) through (5) in connection with the refinancing, amendment, restructuring or other modification of Indebtedness or Capital Lease of the Company and its Subsidiaries secured by such Lien; and

(7)    other Liens not permitted by any of the foregoing clauses (1) through (6) on any Covered Property, now owned or hereafter acquired; provided, that, no such Liens shall be incurred pursuant to this subsection (7) if the aggregate principal amount of outstanding Indebtedness (without duplication for any guarantee of such Indebtedness) and Capital Leases secured by Liens incurred pursuant to this subsection (7) subsequent to the Issue Date, including the Lien proposed to be incurred, shall exceed 10% of Consolidated Tangible Assets after giving effect to such incurrence and the use of proceeds of such Indebtedness or Capital Leases.

(b)    Any Lien that is granted to secure the Notes in accordance with this Section 4.01 shall be automatically released and discharged at the same time as the release (other than through the exercise of remedies with respect thereto) of each Lien that gave rise to such obligation to secure the Notes.

ARTICLE FIVE

EVENTS OF DEFAULT

SECTION 5.01.    Events of Default. The term “Event of Default” as used in the Indenture with respect to the Notes shall include the following described event in addition to those set forth in Section 4.01 of the Base Indenture: default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or a Subsidiary (or the payment of which is guaranteed by the Company or a Subsidiary), whether such Indebtedness or guarantee now exists, or is created after the Issue Date of the Notes, if that default:

(a)    is caused by a failure to pay principal of such Indebtedness at its stated final maturity (a “Payment Default”); or

(b)    results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $200,000,000 or more.

ARTICLE SIX

REDEMPTION AND REPURCHASE OF THE NOTES

SECTION 6.01.    Optional Redemption by Company.

(a)    The 2024 Notes may be redeemed, in whole or in part, at any time (the date of such redemption, a “2024 Redemption Date”) at the Company’s option. If the 2024 Notes are redeemed at any time prior to the Par Call Date, the 2024 Notes will be redeemed at a redemption price equal to the greater of:

(1) 100% of the principal amount of the 2024 Notes to be redeemed, and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2024 Notes to be redeemed that would have been made if the 2024 Notes matured on the Par Call Date (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in each of the cases (1) and (2) above, accrued and unpaid interest on the 2024 Notes to be redeemed to, but not including, the applicable 2024 Redemption Date.

If the 2024 Notes are redeemed at any time on or after the Par Call Date, the 2024 Notes will be redeemed at a redemption price equal to 100% of the principal amount of the 2024 Notes to be redeemed, plus accrued and unpaid interest on the 2024 Notes being redeemed to, but not including, the applicable 2024 Redemption Date.

Any redemption pursuant to this Section 6.01(a) is subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or before the applicable 2024 Redemption Date.

(b)    The 2029 Notes may be redeemed, in whole or in part, at any time (the date of such redemption, a “2029 Redemption Date”) at the Company’s option. If the 2029 Notes are redeemed at any time prior to the Par Call Date, the 2029 Notes will be redeemed at a redemption price equal to the greater of:

(1) 100% of the principal amount of the 2029 Notes to be redeemed, and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2029 Notes to be redeemed that would have been made if the 2029 Notes matured on the Par Call Date (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus, in each of the cases (1) and (2) above, accrued and unpaid interest on the 2029 Notes to be redeemed to, but not including, the applicable 2029 Redemption Date.

If the 2029 Notes are redeemed at any time on or after the Par Call Date, the 2029 Notes will be redeemed at a redemption price equal to 100% of the principal amount of the 2029 Notes to be redeemed, plus accrued and unpaid interest on the 2029 Notes being redeemed to, but not including, the applicable 2029 Redemption Date.

Any redemption pursuant to this Section 6.01(b) is subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or before the applicable 2029 Redemption Date.

(c)    The reference in the first sentence of Section 14.02 of the Base Indenture to “60 days” is hereby replaced with “45 days,” solely with respect to the Notes.

(d)    Notice of any redemption of the Notes of each series shall be given in the manner and otherwise in accordance with the provisions of Section 14.02 of the Base Indenture, as amended in Section 6.01(c). If the Company has given notice of redemption as provided in the Base Indenture, as amended in Section 6.01(c), and funds for the redemption of any Notes of a series called for redemption have been made available on the redemption date referred to in that notice, such Notes will cease to bear interest on such redemption date. Any interest accrued to such redemption date will be paid as specified in such notice.

(e)    Any redemption pursuant to this Article Six may, at the Company’s discretion, be conditioned upon (1) the occurrence of a Change of Control or (2) the closing of another transaction, including a sale of securities or other financing, in each case as specified in the notice in reasonable detail. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred on or before the applicable redemption date or have been waived by the Company on or before the applicable redemption date. The Company will provide notice to the holders of the Notes subject to the notice of conditional redemption of the satisfaction of all conditions as soon as practicable following occurrence of the conditions. The Company will provide notice to the holders of the Notes subject to the notice of conditional redemption of any waiver of a condition or failure to meet such conditions no later than the applicable redemption date.

(f)    If fewer than all of the Notes of a series are to be redeemed at any time, selection of Notes of such series for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not listed on a national securities exchange, on a pro rata basis, by lot, or such other method as the Trustee deems appropriate and fair (or such other method as DTC may require); provided, however, that the Notes of a series will be redeemed only in the minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 6.02.    No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

SECTION 6.03.    Offer to Repurchase Upon a Change of Control Triggering Event.

(a)    Upon the occurrence of a Change of Control Triggering Event, unless the Company has otherwise exercised its right to redeem the Notes, each holder of Notes will have the right to require the Company to purchase all or a portion of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b)    Within 30 days following the date upon which the Change of Control Triggering Event occurred, unless the Company has otherwise exercised its right to redeem the Notes of a series, the Company will be required to deliver a notice to each holder of the unredeemed Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer; provided that, at the Company’s option, the Company may deliver such notice prior to any Change of Control but after the public announcement of the Change of Control. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer must surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of DTC, before the close of business on the third Business Day prior to the Change of Control Payment Date.

(c)    The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(d)    If holders of not less than 90% in aggregate principal amount of the outstanding Notes of a series validly tender and do not withdraw the Notes of such series in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company, purchases all of such Notes of such series validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 20 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date). The provisions of Article Fourteen of the Base Indenture shall apply to any redemption pursuant to this clause (d).

(e)    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached the Company’s obligations under the change of control offer provisions of the Notes by virtue of any such conflict.

SECTION 6.04.    Payment If Date Fixed for Redemption or Repurchase Is Not a Business Day. If any date fixed for redemption or repayment of any Notes pursuant to this Article Six is not a Business Day, the Company will make the required payment on the following Business Day with the same force and effect as if made on the date fixed for redemption or repayment and, unless the Company defaults on the payment, no interest shall accrue for the period after such date.

ARTICLE SEVEN

FORMS OF NOTES

SECTION 7.01.    Form of 2024 Notes. The 2024 Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibit A hereto.

SECTION 7.02.    Form of 2029 Notes. The 2029 Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibit B hereto.

ARTICLE EIGHT

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.    Amendments, Supplements and Waivers. The Company and the Trustee may amend, supplement or waive any covenant or provision set forth in this Fourth Supplemental Indenture, the 2024 Notes or the 2029 Notes as provided in Article Nine of the Base Indenture.

ARTICLE NINE

MISCELLANEOUS

SECTION 9.01.    Ratification of Indenture. The Indenture, as supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 9.02.    Conflict with Base Indenture. If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, the provision hereof shall control. If any provision of this Fourth Supplemental Indenture modifies or excludes any provision of the Base Indenture that may be so modified or excluded, the provision hereof shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 9.03.    Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture.

SECTION 9.04.    Governing Law. This Fourth Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 9.05.    Separability. In case any one or more of the provisions contained in this Fourth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fourth Supplemental Indenture or of the Notes, but this Fourth Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 9.06.    Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fourth Supplemental

Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first written above.

DELTA AIR LINES, INC.

By:	/s/ Kenneth W. Morge
Kenneth W. Morge
Vice President and Treasurer

[Signature Page to Delta Air Lines, Inc. Fourth Supplemental Indenture dated as of October 28, 2019]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ J. David Dever
J. David Dever
Vice President

[Signature Page to Delta Air Lines, Inc. Fourth Supplemental Indenture dated as of October 28, 2019]

Exhibit A

Exhibit A

(FACE OF NOTE)

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.10 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.09 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

DELTA AIR LINES, INC.

2.900% Notes due 2024

CUSIP NO 247361 ZU5

ISIN NO. US247361ZU54

No. R-[ ]	$[ ]

DELTA AIR LINES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [[ ] ($ )] on October 28, 2024 at the office or agency of the Company in the continental United States designated for such purpose by the Company (on the date hereof, the principal Corporate Trust Office of the Trustee mentioned below, located at 100 Wall Street, Suite 1600, New York, New York 10005), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum semi-annually on April 28 and October 28 of each year, commencing April 28, 2020, at said office or agency (except as provided below), in like coin or currency, at the rate per annum specified in the title hereof, such interest to accrue from the date of this Note until payment of said principal sum has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any April 28 or October 28 will, except as provided in the Indenture, dated as of March 6, 2017 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture, dated as of October 28, 2019 (the “Fourth Supplemental Indenture,” and as so supplemented, the “Indenture”; capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Indenture), duly executed and delivered by the Company to U.S. Bank National Association, a national banking association, as trustee (herein called the “Trustee”), be paid to the person in whose name this Note is registered at the close of business on the next preceding April 13 or October 13, respectively, whether or not a Business Day, and may, at the option of the Company, be paid by check mailed to the registered address of such person. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered holder on such record date and shall be paid to the person in whose name this Note is registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice sent by or on behalf of the Company to the holders of the Notes not less than 15 days preceding such subsequent record date.

This Note is one of the series of Securities of the Company issued pursuant to the Indenture designated as the 2.900% Notes due 2024 (herein called the “Notes”), unlimited in aggregate principal amount.

Upon due presentment for exchange or registration of transfer of this Note at the office or agency of the Company in the continental United States, designated for such purpose by the Company (on the date hereof, the principal Corporate Trust Office of the Trustee, located at 100 Wall Street, Suite 1600, New York, New York 10005), duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the holder thereof or his attorney duly authorized in writing, a new Note or Notes of authorized denominations for a like aggregate principal amount and stated maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture.

No service charge shall be made for any such exchange or registration of transfer, but the Company or the Securities registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, DELTA AIR LINES, INC. has caused this Note to be duly executed.

Dated: October 28, 2019	DELTA AIR LINES, INC.

By:
Name:
Title:

[Signature Page to Delta Air Lines, Inc. 2.900% Global Note due 2024]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

[Signature Page to Delta Air Lines, Inc. 2.900% Global Note due 2024]

REVERSE OF NOTE

This Note is one of the duly authorized issue of debt securities (hereinafter called the “Securities”) of the Company, of the series specified on the face hereof, all issued or to be issued under and pursuant to the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights, obligations, duties and immunities thereunder of the Trustee, and any agent of the Trustee, any Paying Agent, the Company and the holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Securities of each series under the Indenture with the consent of the holders of not less than a majority in principal amount of the Securities at the time outstanding of each series to be affected thereby on behalf of the holders of all Securities of such series. The Indenture also permits the holders of a majority in principal amount of the Securities at the time outstanding of each series on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Note.

Registrar and Paying Agent

The Company shall maintain in the continental United States, an office or agency where Notes may be surrendered for registration of transfer or exchange and an office or agency where Notes may be presented for payment or for exchange. The Company has initially appointed the Trustee, U.S. Bank National Association, as its Security registrar and Paying Agent. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security registrar, to appoint additional or other Paying Agents or other Security registrars and to approve any change in the office through which any Paying Agent or Security registrar acts.

Optional Redemption of the Notes

The Notes may be redeemed, in whole or in part, at any time (the “Redemption Date”) at the Company’s option. If the Notes are redeemed at any time prior to the Par Call Date, the Notes will be redeemed at a redemption price (the “Redemption Price”) equal to the greater of:

(a)    100% of the principal amount of the Notes to be redeemed, and

(b)    the sum of the present values of the remaining scheduled payments for principal and interest on the Notes to be redeemed that would have been made if the Notes matured on the Par Call Date (exclusive of interest accrued to the applicable Redemption Date) discounted to the applicable Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points;

plus, in each of the cases (a) and (b) above, accrued and unpaid interest on the Notes being redeemed to, but not including, the applicable Redemption Date.

If the Notes are redeemed at any time on or after the Par Call Date, the Notes will be redeemed at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes being redeemed to, but not including, the applicable Redemption Date.

Notice of any redemption of the Notes shall be given in the manner and otherwise in accordance with the provisions of Section 14.02 of the Base Indenture, as amended by Section 6.01(c) of the Fourth Supplemental Indenture. If the Company has given notice of redemption as provided in the Base Indenture, as amended by Section 6.01(c) of the Fourth Supplemental Indenture, and funds for the redemption of any Notes called for redemption have been made available on the Redemption Date referred to in that notice, such Notes will cease to bear interest on such Redemption Date. Any interest accrued to the Redemption Date will be paid as specified in such notice.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, the Company will be obligated to offer to repurchase this Note in the manner and subject to the conditions provided in the Indenture.

Additional Issues

The Company may from time to time, without notice to or the consent of the holders of the Notes, create and issue additional Notes. Any such additional Notes will rank equally in right of payment with the Notes and will have the same interest rate, maturity date and other terms as the Notes herein provided for, except for the issue date, the public offering price, the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of such additional Notes. Any such additional Notes, together with the Notes herein provided for, will constitute a single series of Securities under the Indenture. Any additional Notes may be issued by or pursuant to a supplement to the Indenture.

Transfer and Exchange

The transfer of the Notes may be registered and Notes may be exchanged as provided in the Indenture.

Sinking Fund

The Notes will not be subject to any sinking fund.

Default

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

Miscellaneous

The registered holder of a Note may be treated as its owner for all purposes.

Unless otherwise required by mandatory provisions of escheat or abandoned or unclaimed property laws, any moneys deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of principal of, premium, if any, or interest on this Note that remains unclaimed for two years after the date upon which such payment shall have become due, shall be repaid to the Company by the Trustee or by such Paying Agent on demand; or, if then held by the Company, shall be discharged from such trust. After that time, the holder of this Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment to which such holder may be entitled to collect.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and any premium and any interest on, this Note at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

As provided in the Indenture and subject to the satisfaction of certain conditions therein set forth, including the deposit of certain trust funds in trust, at the Company’s option, either the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Notes and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the Notes or the Company shall cease to be under any obligation to comply with any term, provision or condition of certain restrictive covenants or provisions with respect to the Notes.

The Notes are issuable in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Notes may be exchanged for a like aggregate principal amount and stated maturity of Notes of other authorized denominations at the office or agency of the Company in the continental

United States, designated for such purpose by the Company (on the date hereof, the principal Corporate Trust Office of the Trustee, located at 100 Wall Street, Suite 1600, New York, New York 10005), and in the manner and subject to the limitations provided in the Indenture.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and any Security registrar shall deem and treat the person in whose name this Note is registered upon the books of the Company on the applicable record date as the absolute owner hereof (whether or not this Note is overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Security registrar shall be affected by any notice to the contrary.

This Note shall be construed in accordance with and governed by the internal law of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 6.03 of the Fourth Supplemental Indenture, check the box below:

☐  Section 6.03

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 6.03 of the Fourth Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears
on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit B

Exhibit B

(FACE OF NOTE)

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.10 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.09 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

DELTA AIR LINES, INC.

3.750% Notes due 2029

CUSIP NO. 247361 ZT8

ISIN NO. US247361ZT81

No. R-[ ]	$[ ]

DELTA AIR LINES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [[    ] ($    )] on October 28, 2029 at the office or agency of the Company in the continental United States designated for such purpose by the Company (on the date hereof, the principal Corporate Trust Office of the Trustee mentioned below, located at 100 Wall Street, Suite 1600, New York, New York 10005), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum semi-annually on April 28 and October 28 of each year, commencing April 28, 2020, at said office or agency (except as provided below), in like coin or currency, at the rate per annum specified in the title hereof, such interest to accrue from the date of this Note until payment of said principal sum has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any April 28 or October 28 will, except as provided in the Indenture, dated as of March 6, 2017 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture, dated as of October 28, 2019 (the “Fourth Supplemental Indenture,” and as so supplemented, the “Indenture”; capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Indenture), duly executed and delivered by the Company to U.S. Bank National Association, a national banking association, as trustee (herein called the “Trustee”), be paid to the person in whose name this Note is registered at the close of business on the next preceding April 13 or October 13, respectively, whether or not a Business Day, and may, at the option of the Company, be paid by check mailed to the registered address of such person. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered holder on such record date and shall be paid to the person in whose name this Note is registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice sent by or on behalf of the Company to the holders of the Notes not less than 15 days preceding such subsequent record date.

This Note is one of the series of Securities of the Company issued pursuant to the Indenture designated as the 3.750% Notes due 2029 (herein called the “Notes”), unlimited in aggregate principal amount.

Upon due presentment for exchange or registration of transfer of this Note at the office or agency of the Company in the continental United States, designated for such purpose by the Company (on the date hereof, the principal Corporate Trust Office of the Trustee, located at 100 Wall Street, Suite 1600, New York, New York 10005), duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the holder thereof or his attorney duly authorized in writing, a new Note or Notes of authorized denominations for a like aggregate principal amount and stated maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture.

No service charge shall be made for any such exchange or registration of transfer, but the Company or the Securities registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, DELTA AIR LINES, INC. has caused this Note to be duly executed.

Dated: October 28, 2019	DELTA AIR LINES, INC.

By:
Name:
Title:

[Signature Page to Delta Air Lines, Inc. 3.750% Global Note due 2029]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

[Signature Page to Delta Air Lines, Inc. 3.750% Global Note due 2029]

REVERSE OF NOTE

This Note is one of the duly authorized issue of debt securities (hereinafter called the “Securities”) of the Company, of the series specified on the face hereof, all issued or to be issued under and pursuant to the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights, obligations, duties and immunities thereunder of the Trustee, and any agent of the Trustee, any Paying Agent, the Company and the holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Securities of each series under the Indenture with the consent of the holders of not less than a majority in principal amount of the Securities at the time outstanding of each series to be affected thereby on behalf of the holders of all Securities of such series. The Indenture also permits the holders of a majority in principal amount of the Securities at the time outstanding of each series on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Note.

Registrar and Paying Agent

The Company shall maintain in the continental United States, an office or agency where Notes may be surrendered for registration of transfer or exchange and an office or agency where Notes may be presented for payment or for exchange. The Company has initially appointed the Trustee, U.S. Bank National Association, as its Security registrar and Paying Agent. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security registrar, to appoint additional or other Paying Agents or other Security registrars and to approve any change in the office through which any Paying Agent or Security registrar acts.

Optional Redemption of the Notes

The Notes may be redeemed, in whole or in part, at any time (the “Redemption Date”) at the Company’s option. If the Notes are redeemed at any time prior to the Par Call Date, the Notes will be redeemed at a redemption price (the “Redemption Price”) equal to the greater of:

(a)    100% of the principal amount of the Notes to be redeemed, and

(b)    the sum of the present values of the remaining scheduled payments for principal and interest on the Notes to be redeemed that would have been made if the Notes matured on the Par Call Date (exclusive of interest accrued to the applicable Redemption Date) discounted to the applicable Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points;

plus, in each of the cases (a) and (b) above, accrued and unpaid interest on the Notes being redeemed to, but not including, the applicable Redemption Date.

If the Notes are redeemed at any time on or after the Par Call Date, the Notes will be redeemed at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes being redeemed to, but not including, the applicable Redemption Date.

Notice of any redemption of the Notes shall be given in the manner and otherwise in accordance with the provisions of Section 14.02 of the Base Indenture, as amended by Section 6.01(c) of the Fourth Supplemental Indenture. If the Company has given notice of redemption as provided in the Base Indenture, as amended by Section 6.01(c) of the Fourth Supplemental Indenture, and funds for the redemption of any Notes called for redemption have been made available on the Redemption Date referred to in that notice, such Notes will cease to bear interest on such Redemption Date. Any interest accrued to the Redemption Date will be paid as specified in such notice.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, the Company will be obligated to offer to repurchase this Note in the manner and subject to the conditions provided in the Indenture.

Additional Issues

The Company may from time to time, without notice to or the consent of the holders of the Notes, create and issue additional Notes. Any such additional Notes will rank equally in right of payment with the Notes and will have the same interest rate, maturity date and other terms as the Notes herein provided for, except for the issue date, the public offering price, the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of such additional Notes. Any such additional Notes, together with the Notes herein provided for, will constitute a single series of Securities under the Indenture. Any additional Notes may be issued by or pursuant to a supplement to the Indenture.

Transfer and Exchange

The transfer of the Notes may be registered and Notes may be exchanged as provided in the Indenture.

Sinking Fund

The Notes will not be subject to any sinking fund.

Default

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

Miscellaneous

The registered holder of a Note may be treated as its owner for all purposes.

Unless otherwise required by mandatory provisions of escheat or abandoned or unclaimed property laws, any moneys deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of principal of, premium, if any, or interest on this Note that remains unclaimed for two years after the date upon which such payment shall have become due, shall be repaid to the Company by the Trustee or by such Paying Agent on demand; or, if then held by the Company, shall be discharged from such trust. After that time, the holder of this Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment to which such holder may be entitled to collect.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and any premium and any interest on, this Note at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

As provided in the Indenture and subject to the satisfaction of certain conditions therein set forth, including the deposit of certain trust funds in trust, at the Company’s option, either the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Notes and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the Notes or the Company shall cease to be under any obligation to comply with any term, provision or condition of certain restrictive covenants or provisions with respect to the Notes.

The Notes are issuable in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Notes may be exchanged for a like aggregate principal amount and stated maturity of Notes of other authorized denominations at the office or agency of the Company in the continental

United States, designated for such purpose by the Company (on the date hereof, the principal Corporate Trust Office of the Trustee, located at 100 Wall Street, Suite 1600, New York, New York 10005), and in the manner and subject to the limitations provided in the Indenture.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and any Security registrar shall deem and treat the person in whose name this Note is registered upon the books of the Company on the applicable record date as the absolute owner hereof (whether or not this Note is overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Security registrar shall be affected by any notice to the contrary.

This Note shall be construed in accordance with and governed by the internal law of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 6.03 of the Fourth Supplemental Indenture, check the box below:

☐  Section 6.03

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 6.03 of the Fourth Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears
on the face of this Note)

Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).